Exhibit 99.2

Arcadia Biosciences, Inc.

Consolidated Balance Sheets

(Unaudited)

(In thousands, except share data)

	As of December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$28,685	$14,042
Short-term investments	—	11,625
Accounts receivable, net of allowance for doubtful accounts of $76 and $0 as of December 31, 2021 and 2020, respectively	1,370	1,406
Inventories, net — current	4,433	3,812
Prepaid expenses and other current assets	900	811
Total current assets	35,388	31,696
Restricted cash	—	2,001
Property and equipment, net	2,291	3,539
Right of use assets	3,081	5,826
Inventories, net — noncurrent	2,494	3,485
Goodwill	—	408
Intangible assets, net	484	370
Other noncurrent assets	180	23
Total assets	$43,918	$47,348
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$3,638	$4,105
Amounts due to related parties	64	80
Debt — current	—	1,141
Unearned revenue — current	—	8
Operating lease liability — current	1,074	717
Other current liabilities	264	263
Total current liabilities	5,040	6,314
Debt — noncurrent	—	2,105
Operating lease liability — noncurrent	2,220	5,389
Common stock warrant liabilities	3,392	2,708
Other noncurrent liabilities	2,070	2,280
Total liabilities	12,722	18,796
Stockholders’ equity:
Common stock, $0.001 par value—150,000,000 shares authorized as of December 31, 2021 and December 31, 2020; 22,184,235 and 13,450,861 shares issued and outstanding as of December 31, 2021 and December 31, 2020, respectively.	63	54
Additional paid-in capital	257,515	239,496
Accumulated deficit	(226,485)	(211,825)
Total Arcadia Biosciences stockholders’ equity	31,093	27,725
Non-controlling interest	103	827
Total stockholders' equity	31,196	28,552
Total liabilities and stockholders’ equity	$43,918	$47,348

Arcadia Biosciences, Inc.

Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

(In thousands, except share data and per share data)

	Year Ended December 31,
	2021	2020
Revenues:
Product	$6,587	$1,044
License	17	6,801
Royalty	176	—
Contract research and government grants	—	106
Total revenues	6,780	7,951
Operating expenses (income):
Cost of product revenues	8,708	5,199
Research and development	3,889	7,960
Gain on sale of Verdeca	—	(8,814)
Loss on sale of Arcadia Spain	497	—
Impairment of intangible assets	3,302	—
Impairment of goodwill	1,648	—
Change in fair value of contingent consideration	(210)	—
Impairment of property and equipment, net	1,534	—
Selling, general and administrative	22,938	16,467
Total operating expenses	42,306	20,812
Loss from operations	(35,526)	(12,778)
Interest expense	(20)	(47)
Other income, net	10,114	740
Change in fair value of common stock warrant liabilities	8,946	6,570
Loss on extinguishment of warrant liability	—	(635)
Gain on extinguishment of PPP loan	1,123	—
Offering costs	(769)	—
Net loss before income taxes	(16,132)	(6,150)
Income tax (provision) benefit	(2)	124
Net loss	(16,134)	(6,026)
Net loss attributable to non-controlling interest	(1,474)	(1,371)
Net loss attributable to common stockholders	$(14,660)	$(4,655)
Net loss per share attributable to common stockholders:
Basic and diluted	$(0.69)	$(0.47)
Weighted-average number of shares used in per share calculations:
Basic and diluted	21,280,620	9,959,018
Other comprehensive loss, net of tax
Unrealized losses on investment securities	—	(1)
Other comprehensive loss	—	(1)
Comprehensive loss attributable to common stockholders	$(14,660)	$(4,656)

Arcadia Biosciences, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Year Ended December 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(16,134)	$(6,026)
Adjustments to reconcile net loss to cash used in operating activities:
Change in fair value of common stock warrant liabilities	(8,946)	(6,570)
Change in fair value of contingent consideration	(210)	—
Offering costs	769	—
Depreciation	929	632
Amortization of intangible assets	116	30
Lease amortization	1,276	1,048
Impairment of intangible assets	3,302	—
Impairment of goodwill	1,648	—
Loss (Gain) on disposal of equipment	23	(8)
Loss on disposal of intangible assets	222	—
Net amortization of investment premium	—	(44)
Stock-based compensation	1,541	2,042
Bad debt expense	76	—
Gain on sale of Verdeca	—	(8,814)
Realized gain on corporate securities	(10,221)	—
Corporate securities received in exchange for license agreement	—	(4,318)
Unrealized gain on corporate securities	—	(656)
Write-down of inventory and prepaid production costs	3,593	4,311
Loss on extinguishment of warrant liability	—	635
Gain on extinguishment of PPP loan	(1,123)	—
Impairment of property and equipment	1,534	—
Deferred income taxes	—	(107)
Changes in operating assets and liabilities:
Accounts receivable	(40)	(1,119)
Inventories	(2,383)	(9,751)
Prepaid expenses and other current assets	56	39
Other noncurrent assets	(158)	(15)
Accounts payable and accrued expenses	(372)	(580)
Amounts due to related parties	(16)	40
Unearned revenue	(8)	(34)
Other current liabilities	1	(43)
Operating lease payments	(1,343)	(910)
Net cash used in operating activities	(25,868)	(30,218)
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of property and equipment	19	8
Purchases of property and equipment	(1,007)	(2,335)
Proceeds from sale of Verdeca	—	3,153
Acquisitions, net of cash acquired	(4,250)	(500)
Purchases of investments	—	(1,292)
Proceeds from sales and maturities of investments	21,846	18,250
Net cash provided by (used in) investing activities	16,608	17,284
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock and warrants from December 2020 Offering	—	8,000
Payments of offering costs relating to December 2020 Offering	—	(652)
Proceeds from issuance of common stock and warrants from January 2021 PIPE securities purchase agreement	25,147	—
Payments of offering costs relating to January 2021 PIPE securities purchase agreement	(1,912)	—
Proceeds from borrowings	—	3,108
Payments of transaction costs relating to extinguishment of warrant liability	—	(863)

Principal payments on notes payable	(2,146)	(34)
Proceeds from exercise of warrants	22	9,372
Proceeds from exercise of stock options and purchases through ESPP	39	51
Capital contributions received from non-controlling interest	750	1,578
Net cash provided by financing activities	21,900	20,560
Effects of foreign currency translation on cash and cash equivalents	2	—
Net increase (decrease) in cash, cash equivalents and restricted cash	12,642	7,626
Cash, cash equivalents and restricted cash — beginning of period	16,043	8,417
Cash, cash equivalents and restricted cash — end of period	$28,685	$16,043
	$—	$—
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for interest	$25	$10
Cash paid for taxes	$1	$1
NONCASH TRANSACTIONS:
Shares of common stock issued at closing of ISI transaction	$—	$432
Common stock warrants issued to placement agent and included in offering costs related to December 2020 Purchase Agreement	—	287
Common stock warrants issued to placement agent and included in offering costs related to May 2020 Warrant Transaction	—	215
Common stock warrants issued to placement agent and included in offering costs related to July 2020 Warrant Transaction	—	101
Fair value of shares of common stock issued at closing of Arcadia Wellness transaction	2,053	—
Common stock warrants issued to placement agent and included in offering costs related to January 2021 PIPE securities purchase agreement	942	—
Right of use assets obtained in exchange for new operating lease liabilities	1,664	331
Right of use assets obtained through modification of existing lease agreement	—	4,207
Fixed assets acquired with notes payable	—	37
Purchases of fixed assets included in accounts payable and accrued expenses	—	71

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